UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SKYSTAR BIO-PHARMACEUTICAL COMPANY
(Exact name of registrant in its charter)

Nevada	33-0901534
(State of incorporation or organization)	( I.R.S. Employer Identification No.)

Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, P.R. China	710065
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of each exchange on which each class is to be registered:
Common stock, par value $.001 per share	NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

Item 1.                 Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is being filed in connection with the listing of the common stock, par value $0.001 per share, of Skystar Bio-Pharmaceutical Company (the “Registrant”) on the NASDAQ Capital Market under the symbol “SKBI”.

A description of the Registrant’s common stock is set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-150695), as initially filed with the Securities and Exchange Commission on May 7, 2008, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement. Such portion of the Registration Statement is incorporated herein by reference.

Item 2.                 Exhibits.

Exh. No.	Description

3.1	Charter of The Cyber Group Network Corporation as filed with the State of Nevada (1)

3.2	Certificate of Amendment and Certificate of Change (2)

3.3	Certificate of Amendment to Increase Number of Authorized Shares of Common Stock (3)

3.4	Amended and Restated Bylaws of Skystar Bio-Pharmaceutical Company (4)

3.5	Certificate of Change (5)

4.1	Form of Common Stock Certificate (6)

4.2	Form of Class A Warrant (7)

4.3	Form of Class B Warrant (7)

4.4	Form of Common Stock Purchase Option to be granted to Rodman & Renshaw LLC (8)

(1)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 14, 2005.
(2)	Incorporated by reference from the Registrant’s Annual Report on Form 10-KSB filed on April 17, 2006.
(3)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on July 14, 2008.
(4)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on July 15, 2008.
(5)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 18, 2009.
(6)	Incorporated by reference from Amendment No. 1 to the Registration Statement on Form S-1 filed on June 26, 2008.
(7)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 5, 2007.
(8)	Incorporated by reference from Amendment No. 4 to the Registration Statement on Form S-1 filed on October 28, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SKYSTAR BIO-PHARMACEUTICAL COMPANY (Registrant)

Date: June 25, 2009	By:	/s/ Bennet P. Tchaikovsky
Bennet P. Tchaikovsky Chief Financial Officer

Exhibit Index

Exh. No.	Description

3.1	Charter of The Cyber Group Network Corporation as filed with the State of Nevada (1)

3.2	Certificate of Amendment and Certificate of Change (2)

3.3	Certificate of Amendment to Increase Number of Authorized Shares of Common Stock (3)

3.4	Amended and Restated Bylaws of Skystar Bio-Pharmaceutical Company (4)

3.5	Certificate of Change (5)

4.1	Form of Common Stock Certificate (6)

4.2	Form of Class A Warrant (7)

4.3	Form of Class B Warrant (7)

4.4	Form of Common Stock Purchase Option to be granted to Rodman & Renshaw LLC (8)

(1)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 14, 2005.
(2)	Incorporated by reference from the Registrant’s Annual Report on Form 10-KSB filed on April 17, 2006.
(3)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on July 14, 2008.
(4)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on July 15, 2008.
(5)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 18, 2009.
(6)	Incorporated by reference from Amendment No. 1 to the Registration Statement on Form S-1 filed on June 26, 2008.
(7)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 5, 2007.
(8)	Incorporated by reference from Amendment No. 4 to the Registration Statement on Form S-1 filed on October 28, 2008.